UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2008 (June 12, 2008)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events.

As disclosed in the Form 8-K filed by Georgia Gulf Corporation (the “Company”) on June 9, 2008, the Company received notice and a letter of transmittal (collectively, the “Notice”) from persons (“Claimants”) claiming to own at least 25% of the Company’s 7 1/8% notes due 2013 (the “Notes”) which were issued under an indenture dated December 3, 2003 (the “Indenture”) between the Company and U.S. Bank National Association (the “Trustee”).  The Notice asserts that borrowings under the Company’s senior credit facility resulted in the incurrence of debt obligations in excess of the amount permitted under Section 3.3 of the Indenture.  The Company disputes the Notice and believes that all existing indebtedness was incurred in compliance with the provisions of the Indenture.  The Company filed a Complaint in the Court of Chancery of the state of Delaware on June 8, 2008 seeking to enjoin the Claimants and seeking a declaratory judgment to the effect that the Company is not in default under Section 3.3 of the Indenture (the “Complaint”).  The Company also filed, on June 8, 2008, a Motion for Expedited Proceedings seeking to have the court order that the lawsuit be expedited (the “Motion”).

On June 12, 2008 at a hearing held before the Delaware Court of Chancery regarding the Motion, the court concurred that the lawsuit should be expedited, setting July 21, 2008 as the trial date for the case.  Further, the Claimants agreed to take no action relative to the acceleration of the indebtedness under the Notes until the court issues its final order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

Date: June 12, 2008